UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   May 15, 2018

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Mattersight Corporation

(Exact Name of Registrant as Specified in Charter)

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Delaware

(State or Other Jurisdiction of Incorporation)

0-27975	36-4304577
(Commission File Number)	(IRS Employer Identification No.)

200 W. Madison Street, Suite 3100, Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    (877) 235-6925

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Mattersight Corporation's 2018 Annual Meeting of Stockholders (the "Annual Meeting") was held on May 15, 2018. There were three matters submitted to a vote at the Annual Meeting.

The first matter submitted to a vote was the election of the two Class I Directors to a three year term expiring at the 2021 Annual Meeting of Stockholders.  Each of the two Class I Directors were re-elected to the Board of Directors (the “Board”) for a three year term expiring at the 2021 Annual Meeting of Stockholders, with the following vote:

Director Nominee	For	Withheld	Broker Non-Votes
Tench Coxe	17,229,094	2,767,162	12,670,985
John T. Kohler	17,244,146	2,752,110	12,670,985

The second matter submitted to a vote was the Board’s proposal to approve, by a non-binding advisory vote, the amendment and restatement of the 1999 Stock Incentive Plan, as amended. The proposal was voted for, with the following:

Amendment and Restatement of 1999 Stock Incentive Plan	For	Against	Abstain	Broker Non-Votes
	11,393,418	5,842,235	2,760,603	12,670,985

The third matter submitted to a vote was the Board's proposal to ratify the selection of Grant Thornton LLP as Mattersight’s independent public accountants for the 2018 fiscal year. The votes for the ratification of Grant Thornton LLP were as follows:

Ratification of Independent Public Accountants for 2018	For	Against	Abstain
	31,505,756	1,157,866	3,619

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTERSIGHT CORPORATION

Date: May 16, 2018	By:	/s/ David B. Mullen
David B. Mullen
Senior Vice President and
Chief Financial Officer